Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 29, 2024, with respect to the consolidated financial statements of Nuvation Bio Inc., incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey

March 4, 2024